UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2010

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2010, RAIT Financial Trust ("RAIT") entered into a Standby Equity Distribution Agreement (the "SEDA") with YA Global Master SPV Ltd. ("YA Global"), which is managed by Yorkville Advisors, LLC, whereby YA Global agreed to purchase up to $50.0 million (the "Commitment Amount") worth of newly issued RAIT common shares of beneficial interest ("Common Shares") upon notices given by RAIT, subject to the terms and conditions of the SEDA. The SEDA terminates automatically on the earlier of January 13, 2012 or the date YA Global has purchased $50.0 million worth of Common Shares under the SEDA. The number of Common Shares issued or issuable pursuant to the SEDA, in the aggregate, cannot exceed 12,500,000 Common Shares. Any Common Shares that may be issued under the SEDA would be registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-152351), declared effective by the Securities and Exchange Commission on August 6, 2008 (the "Registration Statement").

Subject to the terms and conditions of the SEDA, RAIT may issue notices from time to time to YA Global requiring YA Global to purchase Common Shares. The maximum portion of the Commitment Amount RAIT can request YA Global to pay pursuant to a single notice cannot exceed $1.5 million or any other mutually agreed amount. The number of Common Shares issuable in connection with each notice is computed by dividing the portion of the Commitment Amount set forth in the notice by the purchase price for the Common Shares. The purchase price equals 97% of the market price, which is defined as the lowest daily volume weighted average price ("VWAP") of the Common Shares traded on the New York Stock Exchange during the three consecutive trading days after the date RAIT delivered the notice to YA Global (the "Pricing Period").

For each notice, RAIT may indicate a minimum acceptable price (the "Minimum Price"). If on any trading day during the Pricing Period, the VWAP for the Common Shares is below the Minimum Price (each, an "Excluded Day"), the portion of the Commitment Amount RAIT has requested YA Global to pay under such notice will be reduced by 33%. In addition, each Excluded Day will be excluded from the Pricing Period for purposes of determining the market price. If YA Global has sold Common Shares on an Excluded Day, RAIT is obligated to sell, and YA Global is obligated to purchase, such number of Common Shares at a price equal to the Minimum Price; provided, however, that such number of Common Shares is not to exceed the number obtained by dividing the amount by which the Commitment Amount was reduced by the Minimum Price corresponding to such notice.

The portion of the requested Commitment Amount is automatically withdrawn to the extent the related purchases of Common Shares by YA Global would cause the aggregate number of Common Shares beneficially owned by YA Global and its affiliates to exceed 4.99% of the then outstanding Common Shares or exceed the aggregate offering price of Common Shares issuable under the Registration Statement. Upon expiration of the Pricing Period, YA Global will purchase the appropriate number of Common Shares subject to RAIT meeting certain customary conditions. RAIT will pay a placement agent fee to Raymond James & Associates, Inc. in an amount equal to 2% of the gross proceeds to RAIT of any sale of Common Shares pursuant to the SEDA.

After the first closing under the SEDA and thereafter prior to the termination of the SEDA, RAIT may from time to time request YA Global to purchase promissory notes issued by RAIT with a principal amount of up to $10.0 million. After considering each request in good faith, YA Global, in its sole discretion, will decide whether or not to purchase the notes. Any such notes purchased by YA Global will be on mutually acceptable terms and may include a provision that the notes be repaid with the proceeds of amounts delivered pursuant to the SEDA.

A copy of the SEDA is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Standby Equity Distribution Agreement dated as of January 13,2010 by and between YA Global Master SPV Ltd. and RAIT Financial Trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

January 13, 2010	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Standby Equity Distribution Agreement dated as of January 13, 2010 by and between YA Global Master SPV Ltd. and RAIT Financial Trust.